UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01    Entry into a Material Definitive Agreement

Patent Purchase Agreement

On April 15, 2020, Napo Pharmaceuticals, Inc. (“Napo”), a wholly-owned subsidiary of Jaguar Health, Inc. (“Jaguar”), entered into a patent purchase agreement (the “Purchase Agreement”) with Atlas Sciences, LLC (“Atlas” or the “Purchaser”), pursuant to which the Purchaser agreed to purchase certain patents and patent applications (the “Patent Rights”) relating to Napo’s NP-500 drug product candidate (the “Sale”) for an upfront cash payment of $1.5 million. Napo and the Purchaser completed the Sale simultaneously with the execution of the Purchase Agreement. The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type.

License Agreement

Concurrently with the Sale, Jaguar entered into a license agreement with Atlas (the “License Agreement”), pursuant to which Atlas is granting Jaguar an exclusive 10-year license to use the Patent Rights and improvements thereon to develop and commercialize NP-500 in all territories worldwide except greater China (i.e., China, Hong Kong, Taiwan and Macau), inclusive of the right to sublicense NP-500 development and commercialization rights (“the License”). Except for the License, Atlas retains all right, title and interest in and to the Patent Rights, including all improvements and enhancements to the Patent Rights made or created by Jaguar under the License Agreement or made or created by or on behalf of Atlas during the term of the License Agreement.

As consideration for the License, Jaguar is obligated to initiate a proof of concept Phase 2 study of NP-500 under an investigational new drug (“IND”) application with the U.S. Food and Drug Administration or an IND-equivalent dossier under appropriate regulatory authorities (the “Phase 2 study”) within six months of April 15, 2020. If Jaguar fails to initiate the Phase 2 study by this date for any reason, including the timely receipt of adequate funding to initiate the Phase 2 study, Jaguar will incur a trial delay fee equal to $2,265,000 (the “Trial Delay Fee”), which amount is payable monthly over a period of approximately ten months (each a “Trial Delay Payment” and collectively, the “Trial Delay Payments”).  Atlas has the right to terminate the License in the event that Jaguar (i) fails to complete the Phase 2 study within five years of April 15, 2020 or (ii) has not timely initiated the Phase 2 study and thereafter fails to make three or more consecutive Trial Delay Payments.

The following are events of defaults under the License Agreement: (i) Jaguar fails to make any Trial Delay Payments or pay any fees, charges, or any other amount when due and payable under the License Agreement, which default remains uncured for three business days; (ii) a receiver, trustee or similar official is appointed over Jaguar or a material part of its assets and such appointment remains uncontested for thirty calendar days or is not dismissed or discharged within sixty calendar days; (iii) Jaguar makes a general assignment for the benefit of creditors; (iv) Jaguar files a petition for relief under any bankruptcy, insolvency or similar law; (v) an involuntary bankruptcy proceeding is commenced or filed against Jaguar which is not dismissed or discharged within sixty calendar days; (vi) Jaguar defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Jaguar contained in the License Agreement; (vii) any representation, warranty or other statement made or furnished by or on behalf of Jaguar to Atlas in the License Agreement is false, incorrect, incomplete or misleading in any material respect when made or furnished; (viii) the occurrence of certain fundamental transactions (e.g., merger or sale, lease, license or other disposition of all or substantially of Jaguar’s assets, etc.) prior to the completion of the Phase 2 study without Atlas’s written consent, such consent not to be unreasonably withheld, unless Jaguar has paid the Trial Delay Fee in full; and (ix) any money judgment, writ or similar process is entered or filed against Jaguar or any of its subsidiaries or any of its property or other assets for more than $1 million and remains unpaid, unvacated, unbonded or unstayed for a period of thirty calendar days unless otherwise consented to by Jaguar.  The occurrence of any such events of default prior to payment in full of the Trial Delay Fee, if any, is subject to certain liquidated damages, including a right for Atlas to increase the Trial Delay Fee by 15% as of the date of the applicable event of default and accrue interest on the Trial Delay Fee equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Jaguar has agreed to indemnify Atlas for losses arising from any breach of the License Agreement and/or exploitation of NP-500. The License Agreement also contains customary representations and warranties and covenants.

The foregoing descriptions of the Purchase Agreement and the License Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the License Agreement, respectively, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

On April 16, 2020, the Company issued a press release announcing the effectuation of the transactions contemplated under the Purchase Agreement and the License Agreement.  A copy of the press release is furnished as Exhibit 99.1 of this report.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated April 15, 2020, by and between Napo Pharmaceuticals, Inc. and Atlas Sciences, LLC.
10.2	License Agreement, dated April 15, 2020, by and between Jaguar Health, Inc. and Atlas Sciences, LLC.
99.1	Press Release, dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: April 16, 2020	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer & President